UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Centracan Incorporated
(Exact Name of Small Business Issuer in its Charter)

Florida	000-52910	65-0736042
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)
 555 Winderley Place, Suite 300
Orlando FL 32751
(407) 571-6846
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

PerfPower Corporation
1365 N. Courtenay Parkway, Suite A
Merritt Island, FL 32953
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	3,859,535	$$0.30 (2)	$1,157,860.50	$82.56

Common Stock, $0.001 par value per share, issuable upon conversion of secured convertible notes	7,499,998	$$0.30 (2)	$2,249,999.40	$160.42

Common Stock, $0.001 par value per share, issuable upon exercise of the Series A warrants	5,615,000	$$0.60 (3)	$3,369,000.00	$240.21

Common Stock, $0.001 par value per share, issuable upon exercise of the Series B warrants	5,615,000	$$1.00 (4)	$5,615,000.00	$$400.35

TOTAL	22,589,533		$12,391,859.90	$883.54

(1)
This Registration Statement covers the resale by our selling shareholders of (i) up to 3,859,000 shares issued in connection with the reverse merger on May 11, 2010; (ii) up to 7,499,998 shares of common stock issuable upon conversion of the principal amount of the secured convertible notes (the “Notes”) at a conversion price of $0.30 per share; (iii) up to 5,615,000 shares of common stock issuable upon exercise of outstanding Series A warrants at an exercise price of $0.60 per share; and (iv) up to 5,615,000 shares of common stock issuable upon exercise of outstanding Series B warrants at an exercise price of $1.00 per share (collectively, the “Warrants”), that were issued in connection with the private placement closed on August 31, 2010.  In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Such offering price per share is based on the conversion price of the shares underlying the Notes.

(3)	Such offering price is based on the exercise price of the Series A warrants.

(4)	Such offering price is based on the exercise price of the Series B warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated September 15, 2010

CENTRACAN INCORPORATED

22,589,533 SHARES OF COMMON STOCK

This prospectus relates to the resale by selling security holders of 22,589,533 shares of our common stock, $0.001 par value, including (i) up to 3,859,000 shares issued in connection with the reverse merger on May 11, 2010; (ii) up to 7,499,998 shares of common stock issuable upon conversion of the Notes at a conversion price of $0.30 per share; (iii) up to 5,615,000 shares of common stock issuable upon exercise of outstanding Series A warrants at an exercise price of $0.60 per share; and (iv) up to 5,615,000 shares of common stock issuable upon exercise of outstanding Series B warrants at an exercise price of $1.00 per share, that were issued in connection with the private placement closed on August 31, 2010.

We are not selling any shares of our common stock in this offering and, as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus.  All of the net proceeds from the sale of our common stock will go to the selling security holders. We may, however, receive proceeds in the event that some or all of the Warrants held by the selling security holders are exercised for cash.

The selling security holders may sell common stock from time to time at prices established on the OTCBB or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the selling security holders. The selling security holders may engage brokers, dealers or agents who may receive commissions or discounts from the selling security holders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder.

Our common stock is quoted on the OTCBB under the symbol “CTCJ.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE U.S. SECURITIES & EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is                        , 2010

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. This prospectus contains important information about us that you should read and consider carefully before you decide whether to invest in our common stock. If you have any questions regarding the information in this prospectus, please contact Boris Rubizhevsky, our Chief Executive Officer, at: Centracan, Inc., 555 Winderley Place, Suite 300, Orlando, FL 32751 or by phone at (407) 571-6846.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Centracan,” the “Company,” “we,” “us” and “our” refer to Centracan Incorporated.

OVERVIEW

CentraCan Incorporated (the “Company”) was incorporated as Premier Supplements Corp. on March 21, 1997, under the laws of the State of Florida. From March 21, 1997 (inception) through December 31, 1997, Premier Supplements Corp. engaged in the distribution of vitamin and health products.   On November 13, 2007, the Company filed a Form 10-SB with the Securities and Exchange Commission registering its common stock under Section 12 of the Securities Exchange Act of 1934. Shares of the Company’s common stock trade on the NASDAQ OTC Bulletin Board under the symbol CTCJ.

On May 15, 1998, the Company changed its name to CentraCan Incorporated.  Until May, 2010, the Company had not engaged in any business operations and had no business plan other than to acquire an operating company.  On May 11, 2010, the Company acquired all of the outstanding stock of EcoReady Corporation, a Nevada corporation, from its shareholders in exchange for 28,970,000 shares of the Company.  EcoReady thereafter changed its corporate name to PerfPower Corporation (“PerfPower”) and became a wholly-owned subsidiary of the Company.  The transaction was treated as a reverse merger transaction with PerfPower Corporation, and its financial results are now treated as the consolidated financial results of the Company for all periods reported, but with the resulting equity accounts of the Company reflecting the acquisition.  In addition, the Company formed a new subsidiary, EcoReady Lighting, Inc., a Florida corporation, to complete a pending investment agreement to acquire a membership interest in Firebird Ventures, LLC.

The Company is a technology company that offers sustainable solutions to the commercial and retail customers with a new generation of sustainable electronics products. Initial products offered by the Company consist of alkaline batteries and a new generation of efficient outdoor lighting fixtures.

The “green” or sustainable technology industry is one of the fastest growing business segments in the world. The current growth rates show that there is a strong demand for sustainable technologies, products and services.

The Company will offer innovative products through its operating subsidiaries, EcoReady Lighting, Inc. and PerfPower Corporation, as well as use patented technologies to address the targeted markets that today offer very little to the eco-conscious consumers. In doing so, EcoReady will:

1)	Contribute to the reduction of use of electric energy for lighting purposes;

2)	Play a major role in the reduction of hazardous waste in landfills;

3)	Contribute to the mitigation of global warming through reduction of carbon emissions; and

4)	Provide an attractive return for its investors.

EcoReady has established a business plan to enter the “green power” market.  The plan is based on the launch of initial products that are manufactured utilizing latest eco-conscious technologies and sold through a worldwide network of agents and distributors.

The EcoReady management team is comprised of seasoned executives with strong backgrounds in business development, sales, marketing and managing. These skills will complement the strengths of each senior manager to maximize the outcome of the day-to-day operations as well as keeping focus on the original corporate vision and ensure future growth of the company.

EcoReady’s objective is to capture 3% - 5% in each of the target markets that EcoReady products are being offered in.

Where You Can Find Us

Our principal executive office is located at 555 Winderley Place, Suite 300, Orlando, FL 32751 and our telephone number is (407) 571-6846.

The Offering

Common stock offered by selling security holders
22,589,533 shares of common stock. This includes (i) up to 3,859,000 shares issued in connection with the reverse merger on May 11, 2010; (ii) up to 7,499,998 shares of common stock issuable upon conversion of the Notes at a conversion price of $.30 per share; (iii) up to 5,615,000 shares of common stock issuable upon exercise of outstanding Series A warrants at an exercise price of $0.60 per share; and (iv) up to 5,615,000 shares of common stock issuable upon exercise of outstanding Series B warrants at an exercise price of $1.00 per share, that were issued in connection with the private placement closed on August 31, 2010.

Common stock outstanding before the offering	30,372,006 common shares as of September 15, 2010.

Common stock outstanding after the offering	30,372,006 shares.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Use of proceeds
We are not selling any shares of the common stock covered by this prospectus, and, as a result, will not receive any proceeds from this offering. We may, however, receive proceeds in the event that some or all of the Warrants held by the selling security holders are exercised for cash. The proceeds from the exercise of such Warrants, if any, will be used for working capital and other general corporate purposes.

OTCBB Trading Symbol	CTCJ.OB

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

SUMMARY FINANCIAL AND OPERATING INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Operations

For the Six Months Ended June 30,
	2010	20091
Total revenue	$509,127	$--
Cost of sales	340,506	--
Gross profit	168,621	--
Selling, general and administrative expenses	1,263,748	--
Loss from operations	$(1,095,127)	$--
Other income and expense	(149,451)	--
Net loss	$(1,244,578)	$--
Net loss attributed to non-controlling interests	(127,989)	--
Net loss attributed to common shareholders	$(1,116,589)	$--
Net loss per common share (basic and diluted)	$(0.09)	$--
Weighted average common shares outstanding	13,122,317	--

Statement of Financial Position

For the Six Months Ended June 30,
	2010	20091
Cash and cash equivalents	$249,293	$--
Total assets	$1,527,794	$--
Working Capital	$442,225	$--
Long term debt	$911,604	$--
Stockholders’ equity ( deficit )	$464,735	$--

For the Years Ended December 31,
	20091	20081
Total revenue	$--	$--
Loss from operations	$(7,955)	$--
Net loss	$(7,955)	$--
Net loss per common share (basic and diluted)	$(0.002)	$--
Weighted average common shares outstanding	4,880,806	--

Cash and cash equivalents	$2,415	$--
Total assets	$123,433	$--
Working Capital	$96,885	$--
Long term debt	$—	$--
Stockholders’ equity ( deficit )	$96,885	$--

1 As a result of the acquisition of PerfPower Corporation on May 11, 2010, which was treated as a reverse acquisition for accounting purposes, the financial statements of PerfPower Corporation are treated as the financial statements of the Company on a consolidated basis.  PerfPower Corporation was incorporated in November, 2009 and had no significant activity until January 2010.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

OUR MANAGEMENT HAS LIMITED EXPERIENCE IN MANAGING AND OPERATING A PUBLIC COMPANY. ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our current management has limited experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in the development of an active and liquid trading market for our stock.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING, OUR ABILITY TO ACCURATELY AND TIMELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD MAY BE ADVERSELY AFFECTED AND INVESTOR CONFIDENCE AND THE MARKET PRICE OF OUR COMMON STOCK MAY BE ADVERSELY IMPACTED.

Recently, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which became effective on July 21, 2010, has amended Section 404 of the Sarbanes-Oxley Act of 2002 (the “Act”). The rules adopted by the SEC pursuant to the Act require an annual assessment of our internal control over financial reporting. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2010 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. Pursuant to the amended Act, as neither a “large accelerated filer” nor an “accelerated filer”, we are exempt from the requirements of Section 404(b) of the Act to obtain an auditor’s report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

THE LACK OF EXPERIENCED ACCOUNTING STAFF MAY LEAD TO MATERIAL WEAKNESS IN THE PREPARATION OF OUR FINANCIALS.

A material weakness may occur in the preparation of our financials due to insufficient resources in our accounting and finance department, resulting in (i) an ineffective review, monitoring and analysis of schedules, reconciliations and financial statement disclosures, and (ii) the misapplication of U.S. GAAP and SEC reporting requirements. Due to the effect of the lack of resources, including a lack of resources that are appropriately qualified in the areas of U.S. GAAP and SEC reporting. This could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of the Company’s financial information.

THE DEVELOPMENT OF OUR PRODUCTS MAY BE SLOWER THAN PROJECTED.

The development of our products and services and the implementation of such products in customer environments may take longer than expected. The sales cycle for contemplated products is long and the adoption rates are unknown, thus it may take longer for us to achieve meaningful revenue or meet our projections.

OUR PLANNED EXPANSION COULD BE DELAYED OR ADVERSELY AFFECTED BY, AMONG OTHER THINGS, DIFFICULTIES IN OBTAINING SUFFICIENT FINANCING, TECHNICAL DIFFICULTIES, OR HUMAN OR OTHER RESOURCE CONSTRAINTS.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

WE ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND ANY FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

As described in the products section, for every product we sell, we encounter strong competitors. We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

Our limited operating history may not provide a meaningful basis for evaluating our business. We entered into our current line of business in November 2009. We cannot guaranty that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital to support our expansion;

●	expand our product offerings and maintain the high quality of our products;

●	manage our expanding operations and continue to fill customers’ orders on time;

●	maintain adequate control of our expenses allowing us to realize anticipated income growth;

●	implement our product development, sales, and acquisition strategies and adapt and modify them as needed;

●	successfully integrate any future acquisitions; and

●
anticipate and adapt to changing conditions in the battery and light bulb industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUES AT LEVELS WE EXPECT.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

WE CANNOT ASSURE YOU THAT OUR GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow through increasing our product lines. However, there are many obstacles to expand our product lines. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this sustainable growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to carry out our corporate strategy and we would be forced to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and operation will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

THE LOSS OF THE SERVICES OF OUR KEY EMPLOYEES, PARTICULARLY THE SERVICES RENDERED BY BORIS RUBIZHEVSKY, OUR SOLE OFFICER AND DIRECTOR, COULD HARM OUR BUSINESS.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Boris Rubizhevsky, our sole officer and director. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

WE ARE HIGHLY DEPENDENT ON TECHNOLOGY.

Our business and our results of operations is highly dependent on technology our business faces many technology related risks.  Infringements of our intellectual property could adversely affect our ability to compete. We may have to defend ourselves against claims of intellectual property infringement, which could be very expensive for us and harm our business and financial condition. We may be a party to lawsuits in the course of our business. Litigation can be expensive, lengthy, and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. An unfavorable resolution of a particular lawsuit could have a material adverse effect on our business, operating results, or financial condition.

THERE IS SUBSTANTIAL COMPETITION IN THE LIGHT BULB AND BATTERY INDUSTRY, MANY OF WHOM ARE MORE HIGHLY CAPITALIZED THAN US, WHICH COULD LIMIT OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

There is substantial competition in the light bulb and battery industry.  Existing and new competitors may continue to improve their products and to introduce new products with competitive price and performance characteristics.   Our competitors have the advantage of established relationships within the industry and they may be more highly capitalized.  In addition, we cannot assure that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

OUR FUTURE SUCCESS IS DEPENDENT UPON OUR ABILITY TO PROTECT INTELLECTUAL PROPERTY LICENSED TO US.

The Company may not be able to protect unauthorized use of intellectual property licensed to us and take appropriate steps to enforce its rights.  Although management does not believe that its services infringes on the intellectual rights of others, there is no assurance that the Company may not be the target of infringement or other claims.  Such claims, even if not true, could result in significant legal and other costs associated and may be a distraction to management.  We plan to rely on a combination of copyright, trade secret, trademark laws and non-disclosure and other contractual provisions to protect our proprietary rights.  Because the policing of intellectual and intangible rights may be difficult and the ideas and other aspects underlying our business model may not in all cases be protectable under intellectual property laws, there can be no assurance that we can prevent competitors from marketing the same or similar products and services.

DIFFICULTIES IN ESTABLISHING A NEW PRODUCT

We are an early stage company, bringing to market an advanced and unproven technology. We may not be able to raise sufficient financing to affect our business plan and deliver products and services that are accepted by customers. If we cannot find adequate capital on reasonable terms, investors will face a significant risk of losing their investments in their entirety.

WE WILL INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating To Our Industry

COMPETITION IN OUR INDUSTRIES MAY HINDER OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY, ACHIEVE PROFITABILITY, OR MAINTAIN RELATIONSHIPS WITH EXISTING CUSTOMERS.

The industries in which we operate, including battery and lighting products, are highly competitive, both in the United States and on a global basis, as a limited number of large manufacturers compete for consumer acceptance and limited retail shelf space.

As product placement, facings and shelf-space are at the sole discretion of our retailer customers, and often impacted by competitive activity, the visibility and availability of our full portfolio of products can be limited. Competitors may also be able to obtain exclusive distribution at particular retailers, or favorable in-store placement, resulting in a negative impact on our future sales.

Competition is based upon brand perceptions, product performance and innovation, customer service and price. Our ability to compete effectively may be affected by a number of factors:

●
Our primary competitors in batteries and lighting products, have substantially greater financial, marketing and other resources and greater market share in certain segments than we do, as well as significant scale and negotiating leverage with retailers;

●
Our competitors may have lower production, sales and distribution costs, and higher profit margins than us, which may enable them to compete more aggressively in offering retail discounts and other promotional incentives; and

●
Reductions in our planned advertising and promotional spending in reaction to reduced consumer demand and the recent economic downturn could impact retailer decisions regarding our product offerings and limit our access to shelf space, as well as our ability to expand distribution to new retailer customers.

In addition, private label brands sold by retail chains, which are typically sold at lower prices, are an increasing source of competition.

CHANGES IN RAW MATERIAL COSTS OR DISRUPTIONS IN THE SUPPLY OF RAW MATERIALS COULD ERODE OUR PROFIT MARGINS AND NEGATIVELY IMPACT MANUFACTURING OUTPUT AND OPERATING RESULTS.

Pricing and availability of raw materials for use in our businesses can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for us, and may, therefore, have a material adverse effect on our business, results of operations and financial condition. In the past, substantial increases in the cost of a number of raw materials have been partially offset by price increases. However, there is no certainty that we will be able to offset future increases in raw material prices, especially given the competitive environment. In addition, the supply of certain raw materials can be significantly disrupted by labor activity, political conflict, and disruptions to sourcing or transportation activities, which could impact our manufacturing output.

Risks Related To Our Securities

OUR COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our Common Stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

THERE IS LIMITED LIQUIDITY ON THE OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our Common Stock, there may be a lower likelihood of one’s orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

IN ORDER TO RAISE SUFFICIENT FUNDS TO EXPAND OUR OPERATIONS, WE MAY HAVE TO ISSUE ADDITIONAL SECURITIES AT PRICES WHICH MAY RESULT IN SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our common shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Florida law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the U.S. Securities and Exchange Commission (“SEC”), indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.  WE HAVE A TRADING SYMBOL FOR OUR COMMON STOCK, CTCJ, WHICH PERMITS OUR SHARES TO BE QUOTED ON THE OTCBB. HOWEVER, OUR STOCK HAS BEEN THINLY TRADED SINCE APPROVAL OF OUR QUOTATION ON THE OVER-THE-COUNTER BULLETIN BOARD BY FINRA. CONSEQUENTLY, THERE CAN BE NO ASSURANCES AS TO WHETHER:

●	any market for our shares will develop;

●	the prices at which our common stock will trade; or

●
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate.

WE MAY NOT BE ABLE TO EFFECTIVELY CONTROL AND MANAGE OUR GROWTH.

If our business and markets grow and develop as we expect, it may be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product offerings. Such eventualities will increase demands on our existing management and facilities. Failure to manage this growth and expansion could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE OUR SECURITIES MORE DIFFICULT TO SELL.

We may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the resale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

A portion of the shares of common stock covered by this prospectus are issuable upon exercise of the Warrants. We may receive proceeds in the event some or all of the Warrants held by the selling security holders are exercised for cash. Any proceeds received from the exercise of the warrants will be used for working capital and other general corporate purposes.

Determination of Offering Price

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling security holders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

Selling Security Holders

The common shares being offered for resale by the selling security holders consist of 22,589,533 shares of common stock. This includes (i) up to 3,859,000 shares issued in connection with the reverse merger on May 11, 2010; (ii) up to 7,499,998 shares of common stock issuable upon conversion of the Notes at a conversion price of $0.30 per share; (iii) up to 5,615,000 shares of common stock issuable upon exercise of outstanding Series A warrants at an exercise price of $0.60 per share; and (iv) up to 5,615,000 shares of common stock issuable upon exercise of outstanding Series B warrants at an exercise price of $1.00 per share, that were issued in connection with the private placement closed on August 31, 2010.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 15, 2010, and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned after Offering
Whalehaven Capital Fund Limited (1)	3,320,000	2,500,000 (2)	820,000	1.877%
Alpha Capital Anstalt (3)	3,566,667	2,916,667 (4)	650,000	1.488%
Chestnut Ridge Capital, LLC (5)	3,333,333	3,333,333 (6)	0	0%
Mulkey II Limited Partnership (7)	1,250,000	1,250,000 (8)	0	0%
Richard G. David	605,400	605,400 (9)	0	0%
Philip W. David	416,666	416,666 (10)	0	0%
Neurological Surgery Associates (11)	250,000	250,000 (12)	0	0%
Leonard Schiller	208,333	208,333 (13)	0	0%
Nunley Investments, LLC (14)	250,000	250,000 (15)	0	0%
J. Truman Bidwell	208,333	208,333 (16)	0	0%
Marta Berkowitz	208,333	208,333 (17)	0	0%
Rising Star Investments, LLC (18)	250,000	250,000 (19)	0	0%
Bluefish Group, Inc. (20)	7,850,000	500,000	7,350,000	16.825%
Boris Rubizhevsky	5,000,000	500,000	4,500,000	14.816%
Michael Smatt	820,000	400,000	420,000	Less than 1%
P.P.H.I., Inc. (21)	1,000,000	300,000	700,000	1.602%
James Murray (17)	2,820,000	500,000	2,320,000	5.311%
CA Ventures, LLC (22)	660,000	300,000	360,000	Less than 1%
Silvano Marchetto	100,000	50,000	50,000	Less than 1%
Angara Enterprises (23)	200,000	200,000	0	0%
Frederick S. Wadler	100,000	50,000	50,000	Less than 1%
Ze’evi Group, Inc. (24)	400,000	400,000	0	0%
MF Greenburg Trust (25)	335,535	335,535	0	0%
Robert Frome	324,000	324,000	0	0%

(1)	Arthur Jones is the Principal of Whalehaven Capital Fund Limited. Arthur Jones, acting alone, has voting and dispositive power over the shares beneficially owned by Whalehaven Capital Fund Limited.

(2)	Consists of 1,166,667 shares of our Common Stock underlying the Note and 1,500,000 shares of our Common Stock underlying the Warrants issued to Whalehaven Capital Fund Limited.

(3)	Konrad Ackerman is the Principal of Alpha Capital Anstalt. Konrad Ackerman, acting alone, has voting and dispositive power over the shares beneficially owned by Alpha Capital Anstalt.

(4)	Consists of 1,000,000 shares of our Common Stock underlying the Note and 1,750,000 shares of our Common Stock underlying the Warrants issued to Alpha Capital Anstalt.

(5)
Kenneth D. Pasternak is the Principal of Chestnut Ridge Capital, LLC.  Kenneth D. Pasternak, acting alone, has voting and dispositive power over the shares beneficially owned by Chestnut Ridge Capital, LLC.

(6)	Consists of 1,333,333 shares of our Common Stock underlying the Note and 2,000,000 shares of our Common Stock underlying the Warrants issued to Alpha Capital Anstalt.

(7)	Dr. David Mulkey is the Principal of Mulkey II Limited Partnership. Dr. Mulkey, acting alone, has voting and dispositive power over the shares beneficially owned by Mulkey II Limited Partnership.

(8)	Consists of 500,000 shares of our Common Stock underlying the Note and 750,000 shares of our Common Stock underlying the Warrants issued to the Mulkey II Limited Partnership.

(9)	Consists of 250,000 shares of our Common Stock underlying the Note and 355,000 shares of our Common Stock underlying the Warrants issued to Richard G. David.

(10)	Consists of 166,666 shares of our Common Stock underlying the Note and 250,000 shares of our Common Stock underlying the Warrants issued to Philip W. David.

(11)	Dr. James Adametz, acting alone, has voting and dispositive power over the shares beneficially owned by Neurological Surgery Associates.

(12)	Consists of 100,000 shares of our Common Stock underlying the Note and 150,000 shares of our Common Stock underlying the Warrants issued to Neurological Surgery Associates.

(13)	Consists of 83,333 shares of our Common Stock underlying the Note and 125,000 shares of our Common Stock underlying the Warrants issued to Leonard Schiller.

(14)	Dr. Pierce Nunley and Dr. Susan Nunley have voting and dispositive power over the shares beneficially owned by Nunley Investments, LLC.

(15)	Consists of 100,000 shares of our Common Stock underlying the Note and 150,000 shares of our Common Stock underlying the Warrants issued to Nunley Investments, LLC.

(16)	Consists of 83,333 shares of our Common Stock underlying the Note and 125,000 shares of our Common Stock underlying the Warrants issued to J. Truman Bidwell.

(17)	Consists of 83,333 shares of our Common Stock underlying the Note and 125,000 shares of our Common Stock underlying the Warrants issued to Marta Berkowitz.

(18)	Dr. Euby Kerr III is the Principal of Rising Star Investments, LLC. Dr. Kerr, acting alone, has voting and dispositive power over the shares beneficially owned by Rising Star Investments, LLC.

(19)	Consists of 100,000 shares of our Common Stock underlying the Note and 150,000 shares of our Common Stock underlying the Warrants issued to Rising Star Investments, LLC.

(20)	Jerry Wolff is the Principal of Bluefish Group, Inc. Jerry Wolff, acting alone, has voting and dispositive power over the shares beneficially owned by Bluefish Group, Inc.

(21)	Michael Paolercio is the Principal of P.P.H.I., Inc. Michael Paolercio, acting alone, has voting and dispositive power over the shares beneficially owned by P.P.H.I., Inc.

(22)	Seth Fishman is the Principal of CA Ventures, LLC. Seth Fishman, acting alone, has voting and dispositive power over the shares beneficially owned by CA Ventures, LLC.

(23)	Anna Gluskin is the Principal of Angara Enterprises. Anna Gluskin, acting alone, has voting and dispositive power over the shares beneficially owned by Angara Enterprises.

(24)	Kenneth Walker is the Principal of Ze’evi Group, Inc. Kenneth Walker, acting alone, has voting and dispositive power over the shares beneficially owned by Ze’evi Group, Inc.

(25)	Donald Greenberg is the Trustee of MF Greenburg Trust. Donald Greenberg, acting alone, has voting and dispositive power over the shares beneficially owned by MF Greenburg Trust.

Plan of Distribution

This prospectus relates to the resale of up to 22,589,533 shares, including (i) up to 3,859,000 shares issued in connection with the reverse merger on May 11, 2010; (ii) up to 7,499,998 shares of common stock issuable upon conversion of the Notes at a conversion price of $0.30 per share; (iii) up to 5,615,000 shares of common stock issuable upon exercise of outstanding Series A warrants at an exercise price of $0.60 per share; and (iv) up to 5,615,000 shares of common stock issuable upon exercise of outstanding Series B warrants at an exercise price of $1.00 per share, that were issued in connection with the private placement closed on August 31, 2010.

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Description of Securities

We are authorized to issue 100,000,000 shares of our common stock, par value $ 0.001 and 10,000,000 shares of preferred stock, par value $ 0.001. As of September 15, 2010, 30,372,006 shares of common stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

(a) Common Stock.

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

(b) Preferred Stock.

Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common Stock, including voting rights, of the holders of our common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of Centracan Incorporated for the period from inception, November 13, 2009, through December 31, 2009, included elsewhere in this Registration Statement have been audited by Moss, Krusick & Associates, LLC, independent registered certified public accounting firm, as stated in its report appearing herein, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. With respect to the unaudited financial statements of Centracan Incorporated as of June 30, 2010 and for the six months then ended included elsewhere in this Registration Statement, such statements have not been audited by Moss, Krusick & Associates, LLC, and that firm does not express an opinion on them.

The validity of the issuance of the common stock hereby will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey.

BUSINESS

History

CentraCan Incorporated (the “Company”) was incorporated as Premier Supplements Corp. on March 21, 1997, under the laws of the State of Florida. From March 21, 1997 (inception) through December 31, 1997, Premier Supplements Corp. engaged in the distribution of vitamin and health products.   On November 13, 2007, the Company filed a Form 10-SB with the Securities and Exchange Commission registering its common stock under Section 12 of the Securities Exchange Act of 1934. Shares of the Company’s common stock trade on the NASDAQ OTC Bulletin under the symbol CTCJ

On May 15, 1998, the Company changed its name to CentraCan Incorporated.  Until May, 2010, the Company had not engaged in any business operations and had no business plan other than to acquire an operating company.  On May 11, 2010, the Company acquired all of the outstanding stock of EcoReady Corporation, a Nevada corporation, from its shareholders in exchange for 28,970,000 shares of the Company.  EcoReady thereafter changed its corporate name to PerfPower Corporation (“PerfPower”) and became a wholly-owned subsidiary of the Company.  The transaction was treated as a reverse merger transaction with PerfPower Corporation, and its financial results are now treated as the consolidated financial results of the Company for all periods reported, but with the resulting equity accounts of the Company reflecting the acquisition.  In addition, the Company formed a new subsidiary, EcoReady Lighting, Inc., a Florida corporation, to complete a pending investment agreement to acquire a membership interest in Firebird Ventures, LLC.

PerfPower was incorporated in Nevada in November 2009. The business was initiated by Boris Rubizhevsky, our Chairman and Chief Executive Officer, with the intention of creating a technology company focused on “green” products and technologies.  PerfPower’s initial product for distribution is the PerfPower™ Go-Green™ alkaline batteries, manufactured without lead, cadmium or mercury. PerfPower also offers free recycling of its battery products through its web site, www.irecycled.com.

Overview

PerfPower is a technology company that offers sustainable solutions to its commercial and retail customers with a new generation of sustainable electronics products. Initial products offered by PerfPower consist of alkaline batteries while EcoReady Lighting offers a new generation of efficient outdoor lighting fixtures.

The “green” or sustainable technology industry is one of the fastest growing business segments in the world. The current growth rates show that there is a strong demand for sustainable technologies, products and services.

The Company will offer innovative products as well as use patented technologies to address the targeted markets that today offer very little to the eco-conscious consumers. In doing so, the Company will:

(1)	Contribute to the reduction of use of electric energy for lighting purposes;

(2)	Play a major role in the reduction of hazardous waste in landfills;

(3)	Contribute to the mitigation of global warming through reduction of carbon emissions; and

(4)	Provide an attractive return for its investors.

The Company has established a business plan to enter the “green power” market.  The plan is based on the launch of initial products that are manufactured utilizing the latest eco-conscious technologies and sold through a worldwide network of agents and distributors.

The management team is comprised of seasoned executives with strong backgrounds in business development, sales, marketing and managing. These skills will complement the strengths of each senior manager to maximize the outcome of the day-to-day operations as well as keeping focus on the original corporate vision and ensure future growth of the company.

The Company’s objective is to capture 3% - 5% in each of the target markets in which its products are being offered.

Background

PerfPower acquired the alkaline battery operations from Perf Go-Green Holdings, Inc. (“Perf Go-Green”), a public company (PGOG) then in the business of supplying biodegradable plastic products to commercial and retail sectors. Under the terms of the acquisition, PerfPower acquired all of the existing battery inventory, customer accounts, manufacturing relationships and other assets of the alkaline battery business of Perf Go-Green, including the PerfPower® trade name and marks, in exchange for 1,400,000 shares of PerfPower common stock, a license agreement for the name and business for $125,000 initial license fee plus a continuing royalty of 3 percent of gross battery sales with a minimum of $15,000 per month, and the purchase of battery inventories at a mark-up of 15 percent.  The license has a term of 3 years from January 2010.  PerfPower acquired the inventory for a total cost of $24,948, which has been paid. EcoReady plans to brand its battery products under the PerfPower® Go-Green™ label. EcoReady has filed trademark claims for the Go-Green™ trade name and owns the PerfPower® trademark.  In addition, the Company has also signed a consulting agreement with Michael Caridi, Chief Operating Officer of Perf Go-Green Holdings, Inc., on June 1, 2010 for an initial term of 12 months, renewable on additional 12 month terms and cancelable on 30 days notice by either party after the first 12 months, under which he is paid $10,000 per month.

PerfPower sells a complete line of PerfPower® alkaline batteries that offer competitive pricing, high performance and green components such as recycled and recyclable materials. The batteries themselves are manufactured with recycled materials and contain no lead, mercury or cadmium. One of the differentiating factors of PerfPower® batteries is that they are sold with a unique free recycling initiative that is unparalleled in the battery market. By offering a free recycling kit with a retail value of $16.95 for the consumer and $99 for a commercial account, PerfPower intends to become the market leader in this new recycling alkaline batteries category. This will be the first true “cradle-to-cradle” alkaline battery initiative in the marketplace.  The recycling initiative is available through PerfPower’s alternate web site, www.irecycled.com.

EcoReady Lighting, Inc., a wholly-owned subsidiary of the Company, has entered into a membership agreement with Firebird Ventures, LLC, an outdoor lighting technology company which will offer a complete line of cutting-edge, high-efficiency lighting systems for roadway and area-lighting applications, as well as specialty LED and safety lighting products. The membership agreement provides that EcoReady Lighting will acquire a 40 percent interest in Firebird Ventures, LLC in return for a capital investment of a total of $1 million.  EcoReady Lighting is entitled to return of its initial investment before any profits of the limited liability company are distributed to any member. To date the Company has invested $750,000 for a 33 percent membership interest in Firebird Ventures, LLC.

The lighting fixtures to be offered by Firebird Ventures utilize proprietary technology offering:

●
Dramatically reduced energy use - Patented electronic ballasts used in these light fixtures provide immediate and measurable reductions in energy use, much lower lifetime operating costs and extremely rapid payback based on energy savings alone;

●
Lower maintenance costs – simple, elegant, cutting-edge designs and an intense focus on quality, results in products with longer lifetimes, lower failure rates and greatly improved tolerance for harsh environments such as vibration, moisture and impact; and

●	Simple, fast and error-free installation.

The Company is also considering using its market reach to introduce “green energy” charging devices that can be used for emergency charging of cell phones, personal music players and portable gaming devices.

Battery Market

The disposable battery market is a $6 billion industry with products sold in all classes of trade throughout the U.S. The mass retailer, drug store, electronic specialty retailer and supermarkets dominate the sales of the primary disposable dry cell alkaline batteries. Despite the current economic slowdown, the electronic device market is still booming, ensuring sustainable growth for the battery market.

The battery market is comprised of alkaline, lithium ion and other types of batteries. Alkaline batteries are dependable and available in many types of battery sizes and capacities and it is in this market that EcoReady will focus its attention.

Lithium batteries are designed as the new disposable battery option for the many new high drain electronic devices such as digital cameras, hand-held game consoles and MP3 players. When used in these devices lithium ion batteries last longer than the alkaline models. However, these batteries are considered to be volatile and cannot be shipped on aircraft according to the Department of Transportation (D.O.T.). Lithium batteries are considerably more expensive than alkaline batteries. The huge potential of electronic devices is driving the battery market - both rechargeable and disposable - to greater growth than ever before.

Lighting Fixture Market

In the U.S. alone, there are over 130 million installed cobrahead style outdoor light fixtures.  Of that total, only about 2% are energy efficient types. Unlike our competition, our light fixtures are designed to accept both Metal Halide and High Pressure Sodium bulbs and come in only 3 “power sizes” 50W/70W, 100W/150W and 250W/ 310W, minimizing the need for large inventories of different types and sizes of fixtures.  It is anticipated that energy efficient models will replace about 7%-8% of the existing fixtures annually. By combining the advantages of our specular reflector, optical lens and precise lamp power regulation supplied by our patented electronic ballasts, standard cobra head fixtures can almost always be replaced with our cobra head fixture one wattage size lower, while still maintaining proper illumination. There are about 12,000 of our fixtures in use/tests today.

Products

Description.  Our initial product offering in the alkaline battery segment provides over 20 different product packaging options of the AA, AAA, C, D and 9V battery sizes.  The range starts with the popular standard economy products that are 2 and 4 packs, to bulk sales for online, warehouse clubs and commercial applications.

The specific selection of products, services and applications offered will be monitored constantly and vary according to business needs. The selection will include low and moderately priced combinations as well as new and innovative elements such as the recycling initiative. This strategy provides a competitive edge against other companies that are trying to break into the green market with their batteries. The market will support performance pricing for the products based on the service and value add-ons offered versus the competition. The average gross margins will be about 40-50% based on battery size and packaging.

Available immediately is a cobrahead type of outdoor lighting fixture, with a specular reflector, optical lens and its precise lamp power regulation delivered by patented electronic ballasts. These cobrahead fixtures can almost always replace standard cobra head fixtures by one wattage size lower while still maintaining proper roadway illumination. This means replacing a standard cobrahead fixture of:

●	70 Watts with a 50 Watt Fixture
●	100 Watts with a 70 Watt Fixture
●	150 Watts with a 100 Watt Fixture
●	250 Watts with a 150 Watt Fixture
●	400 Watts with a 250-310 Watt Fixture

Key Features – Batteries

Long lasting - the alkaline battery products have been tested by Intertek, which is the industry leading 3rd party tester and are certified similar in performance to Duracell, Energizer and Fuji alkaline batteries.

●	Benefit - considered a performance product that will meet the competition.

No heavy metals - the batteries are manufactured with no cadmium, lead or mercury.

●	Benefit - will help reduce environmental problems.

Made from recycled and recyclable materials - the paper, plastic and steel cans are made from recycled materials and are recyclable.

●	Benefit - more environmentally conscious and does not need to use only virgin materials.

Recycling Initiatives - Free recycling provides the customer a method of discarding batteries without having to add to landfills issues.

●	Benefit - no manufacturer is offering this initiative. We are the market leader.

Donations - Autism Speaks will receive a portion of the proceeds from the sales of our batteries to support their efforts in the fight against Autism.  Minimum annual donation is $25,000, while maximum is set at $50,000.

●	Benefit – The Company will focus on giving back to community.

Pricing Strategy – The Company will be extremely competitive, offering prices that could be approximately 25% below Duracell™ and Energizer™, with a stronger value proposition.

Key Features – Lighting fixtures

Patented electronic ballast  - controls power supplied to the bulb

Benefit – measurable reduction in energy use, lower operating cost, longer life.

Customers

The Company operates in the electronics/appliances and electric power technology industries, with a variety of new sustainable product solutions and innovative services targeting both the consumer and commercial markets.

Our product mix was created to facilitate cross selling, which will be one of the EcoReady prime strategies. Our ability to offer several synergistic products to the same sales channel will facilitate lower operating costs and boost earnings. Net earnings are expected to be above traditional industry businesses with only one or two sales segments that include both the consumer and commercial sectors.

The target customers will be both the regional and national retailers that dominate the battery market and household spending market:

●
This will include key regional chains such as Shop Rite™, Shaws™, Gristedes™, Menards™, Meijers™, Harris Teeter™, Bashas™, Wegmans™, as well as national retailers Whole Foods™, Krogers™, SuperValue™ and Safeway™;

●	National drug store chains such as Walgreens™, RiteAid™ and CVS™ as well regional chains such a Duane Reade™;

●	Mass retailers will include Target™ and Walmart™;

●	Key electronics targets are Best Buy™, 6th Avenue™ Electronics, Brands Mart™, Crutchfields, B&H Photo™, ABC Warehouse™, CompUSA™, and Frey’s Electronics™, Office DepotTM; and

●	Warehouse Clubs targets are Costco™, BJs™ and Sam’s Club™.

Competition

Generally, the products will compete against premium brands in the marketplace. PerfPower® Go-Green™ alkaline batteries will compete with Duracell and Energizer on performance, while priced below these brands in the marketplace. Most of the alkaline battery sales are derived from the AA and AAA batteries.

The AA 4-packs, the most popular battery size and packaging in the industry, sets our product pricing. The MSRP set by PerfPower’s competition for AA 4 packs is typically at about $4.99, while our batteries are positioned at $3.99. The PerfPower® Go-Green™ alkaline batteries are high performance, long lasting batteries, and are manufactured without cadmium, mercury and lead, using recycled elements and recyclable packaging. The free recycling program offered by us is the key differentiator and will be difficult to duplicate by our competitors. We anticipate that this will position PerfPower® Go-Green™ batteries as the complete eco-battery solution for both home and commercial applications. The highlights of our recycling program offered through our www.iRecycled.com website, are:

Consumer Benefits

●	Allows environmentally responsible option;

●	Free Recycling (a $16.95 Value);

●	Made possible by partnering with US Postal Service and Battery Solutions;

●	Interactive & user friendly website; and

Commercial Benefits

●	Builds consumer loyalty;

●	Retailer marketing opportunities; and

●	Marketing analysis of all visiting consumers for:

o	Location of purchase
o	Demographic information
o	Page visits.

The energy efficient outdoor lighting fixtures will offer benefits unmatched by other companies, such as a 5-year warranty, lower energy requirements, an estimated 50%-100% lamp life improvement and lower life-time operating costs.

Sales Channels

Distributors and sales representative organizations are used heavily to penetrate small and regional retailers in all retail business sectors. Sales representatives facilitate transactions, typically work on smaller commissions and do not hold inventories. Our sales representatives will manage and support both distributors and sales representative organizations.  We have contracted with Go-Green Sales & Services, Inc. to handle our marketing and selling activities and to manage our independent sales representatives.  All sales are made directly by PerfPower itself at its sole office in Florida.

The targeted dealers and their buyers will purchase our products as a part of their usual mix and offer them to a multiple of their retail, commercial and municipal customers. Additionally, state municipalities, hotel chains and hospitals have expressed interest in all of our products.

Distribution strategy is the backbone of the Company’s core strength. The management team and our contract marketing and selling company have well seasoned sales and marketing leaders that have over 30 years experience in account management, key account relationships in the electronics, mass/warehouse retailers, drug store and two step distributors in all pertinent markets.

 The company has signed on several experienced sales representative firms with strong account management skills and relationships with the industry’s largest retailers, each targeting specific market segment, including:

1.	Warehouse clubs, mass retailers and national accounts;

2.	National and regional electronic retailers as well as automotive marketplace; and

3.	Supermarket trade for both regional and national accounts.

Pricing Policy

Pricing has been carefully tested with key retailers in a myriad of classes of trade with little resistance. The goal is to position our products as moderately priced, high performance product, while in the case of batteries, offering a free recycling program, which has a real value added/cost savings benefits to the customer.

The pricing strategy does not call for PerfPower to be positioned as a promotional leader to gain market share in the retail environment. Many companies have tried to enter the market as a price leader and have had little success gaining any significant market share at both retail and commercial sectors. By positioning our products as moderately priced, value added and superior performance products, it will eventually allow us to move future prices into the premium price range gradually over time. Our go to market strategy is offering “more for the same” rather than “more for less.”

Promotional Policy

We consider the development of the customer base as the most critical value proposition of the Company. The target customer will be aggressively pursued and developed as a long-term, brand loyal consumer by utilizing a number of promotional marketing strategies.  Some of the planned actions are:

●
Develop direct TV marketing commercials that will introduce our product to the homes of many potential customers. This will allow the company to develop a powerful message that can be targeted to strong potential markets at a very cost effective price and presented in partnership with selected retailers. PerfPower® Go-Green™ alkaline batteries have already been introduced on the QVC home shopping channel;

●	Public Relations, from trade journals, industry periodicals to nationally read consumer magazines that review new and innovative products; and

●	Print Advertising is effective but can be costly. Plans will include this media and will be used wisely to gain segment market support.

The recycling website www.irecycled.com will create bounce back sales opportunities with participating retailers. Customers that sign up for the recycling program will automatically qualify for instant coupons, good for the purchase of batteries and our other products.

In-store displays will help drive our message at the point of sale. Sales are increased by four-fold when a product is displayed on a freestanding display. Additionally, full standing permanent displays will be offered to gain valuable real estate on the retailer’s floor.

Promotional funds will be offered to key dealers to support regional and national advertising with buy-in during key selling events.

Market Strategy

PerfPower plans to go to market as a premium product line at a moderate price. This will be accomplished by creating a unique value proposition by offering “Free Recycling” to our customers that has an estimated value of $16.95.  Coupling that program with guaranteed performance, recycled and recyclable materials, no cadmium, lead and mercury, we believe will position PerfPower® Go-Green™ alkaline batteries as one of the most value laden products in our market. The strategy of eco and social consciousness will be reinforced with our contributions to Autism Speaks.  The recycling website at www.irecycled.com will not only track our customer’s product usage, but build a data base of loyal customers that we can market back to for the retailers as a means of driving sales through irecycled.com.  Additionally, PerfPower plans to drive sales with a unique “gift with purchase” program that will further the value of our products. The message of our products will be driven at the point of sale with end-caps, shippers, counter tops and risers that will call out our values to the customers at retail. Advertising funds will be provided to strong regional retailers and national accounts to promote our products in ad inserts, circulars and regional TV media. The commercial marketing strategy will be driven through the offer of free recycling to municipalities, hotels and hospitals as the main market targets, where sales are less driven by brand but rather by performance, price and value added offered by PerfPower. As our market grows and gains consumer acceptance, PerfPower will infuse like products that will include battery operated devices and street lights as a means of offering our customers a “one stop shop” of sustainable power solutions to the market.

Manufacturing/Raw Materials

The Company will go to market as a manufacturer and importer utilizing, both primary and secondary contract manufacturing facilities. PerfPower products all are manufactured in China and it plans to maintain a 60-day inventory supply. The factories that have been selected by PerfPower to produce its products have been top-flight manufacturers and currently do contract manufacturing for other major companies. The turnaround time from production to delivery to the East Coast is 45-60 days and as low as 30 days to the West Coast for batteries.

Growth Strategy

The Company is positioned to grow quickly based on early support and success by class of trade. Our primary focus will be supermarket, electronics and club retailers for our PerfPower® Go-Green™ alkaline batteries. Based on the size and scope of the $6 billion alkaline battery industry, our market share is anticipated to grow by over 50% a year for each of the first 3 years and 30% for the next 2 years. Growth will be fueled by the infusion of new, innovative and increasing product mix over the next 5 years.

Employees

The initial employee team will consist of three to four management and administrative employees to support sales, operations and logistics and to interface with our contract sales and marketing consultant, Go-Green Sales & Services, Inc.  As the business grows in 2011, the employee count may increase to 10 to support operations, logistics, finance and administration and the independent sales and marketing company.

Government Regulation

The Company and its subsidiaries must comply with all Federal and local governmental regulations governing the importing, distribution and recycling of our PerfPower® Go-Green™ alkaline batteries as well as the manufacture and installation of lighting products.

Properties

The Company currently does not own any real estate and subleases office space in Florida as needed for its initial operations. PerfPower contracts with third party commercial warehouse space currently and will continue to do so until inventory levels reach the point that will support its own warehouse and distribution center.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is no public market for the Notes and the Warrants.  Our shares of common stock are trading on the Over the Counter Bulletin Board (“OTC Bulletin Board”) under the trading symbol "CTCJ." The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

Holders

As of September 15, 2010, there were approximately 52 holders of record of our common stock. This does not reflect the number of persons or entities who held stock in nominee or “street” name through various brokerage firms.

Dividends

To date, we have never declared or paid any cash dividends on our capital stock.  We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Transfer Agent and Registrar

Our independent stock transfer agent is Continental Stock Transfer, Inc. at 17 Battery Place, New York, NY 10004.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of the consolidated financial condition and plan of operation should be read with our consolidated financial statements and related notes appearing elsewhere in this Current Report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Registration Statement.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2010

The acquisition of a controlling (95%+) interest in Centracan Incorporated by the shareholders of PerfPower Corporation on May 11, 2010, is treated in the accompanying financial statements as a reverse merger transaction, with PerfPower Corporation being treated as the surviving entity.  Since PerfPower Corporation was not operating and did not exist at June 30, 2009, no comparison of the results of operations at June 30, 2010 and 2009 is possible.

Our gross income during the six months ended June 30, 2010 was $509,127 and our cost of sales for the six months ended June 30, 2010 was $340,506, resulting in gross profit for the six months ended June 30, 2010 of $168,621.

Expenses for the six months ended June 30, 2010 were primarily consulting expenses ($821,379), insurance ($29,000), miscellaneous expenses ($36,533), professional fees ($39,832), royalties ($75,000), salaries and related payroll expenses ($168,149) and travel ($47,396). Interest for the six months ended June 30, 2010 was $49,565.

Period from November 13, 2009 (Inception) to December 31, 2009

Since the Company did not begin substantial operations until 2010, during this period, the Company generated no revenues and $7,955 of operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

Despite capital contributions and both related party and third party loan commitments, the Company from time to time experienced cash flow shortages that have slowed the Company’s growth.

The Company has primarily financed its activities from sales of capital stock of the Company and from loans from related and third parties.  A significant portion of the funds raised from the sale of convertible debentures has been used to cover working capital needs such as office expenses, consulting expenses and various professional fees, as well as to provide funding to Firebird Ventures LLC.

For the six months ended June 30, 2009, we incurred a net loss of $(1,244,578).  Our accumulated deficit since inception is $1,124,544.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (“SPEs”).

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and positions of our new executive officers and directors as of September 15, 2010. Executive officers are elected annually by our board of directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position	Date of Appointment
Boris Rubizhevsky	59	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director	May 11, 2010

The following summarizes the occupation and business experience for our officers, directors, key employees and advisory board:

Boris Rubizhevsky, age 59, Chief Executive Officer, Director

Boris Rubizhevsky has served as the sole Director and as President and Chief Executive Officer of the Company since its inception. Mr. Rubizhevsky is also currently a director of (i) TheraBiogen Inc. (TRAB.OB), a company that develops and sell homeopathic nasal spray products, and (ii) Alliance Network Communications Holdings Inc. (ALHN.OB), a Company that designs, manufactures and distributes a number of generic and custom application electrical surge protection devices. In 2007, Mr. Rubizhevsky founded NexGen Security Corporation, a consulting firm specializing in homeland security and environmental products and technologies.  Mr. Rubizhevsky remains the Chief Executive Officer of NexGen Security Corporation.  Mr. Rubizhevsky also served as the Chief Executive Officer of Paradise Music & Entertainment, Inc. (PDSE.OB) from July 2008 until March 2010. Paradise’s principal operations are conducted through its wholly-owned subsidiary, Environmental Testing Laboratories, Inc., which provides environmental testing services in the northeast United States. Mr. Rubizhevsky is also the current Chief Executive Officer of Alliance Network Communications Holdings Inc., a company engaged in developing retail versions of the company’s commercial surge protection devices to be sold along with its PerfPower batteries.  In 1992, Mr. Rubizhevsky co-founded Isonics Corporation (NASDAQ: ISON), a diversified international company engaged in life sciences, semi-conductor wafer services and homeland security products. Mr. Rubizhevsky was the Director and Vice Chairman of that company from 1992 to 2007. Before founding Isonics, Mr. Rubizhevsky spent more than ten years with General Electric Company in a number of international sales and marketing managerial positions. Mr. Rubizhevsky holds a B.S. degree in engineering from the Stevens Institute of Technology.

Other Directorships

Mr. Rubizhevsky currently sits on the following companies’ board of directors:

(i) TheraBiogen Inc. (TRAB.OB) – a Company that develops and sells homeopathic nasal spray products.

(ii) Alliance Network Communications Holdings Inc. (ALHN.OB) – a Company that designs, manufactures and distributes a number of generic and custom application electrical surge protection devices.

Family Relationships

There are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We have not compensated our directors for service on our board of directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our board of directors and/or any committee of our board of directors. Officers are appointed annually by our board of directors and each executive officer serves at the discretion of our board of directors. We do not have any standing committees. Our board of directors may in the future determine to pay directors’ fees and reimburse directors for expenses related to their activities.

None of our officers and/or directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten (10) years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

The Audit Committee

We do not currently have an audit committee.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our executives or directors.

Compliance with Section 16(A) of the Exchange Act.

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and are required to furnish copies to the Company. To the best of the Company’s knowledge, any reports required to be filed were timely as of the date hereof.

EXECUTIVE COMPENSATION

The following table shows, for the periods indicated, compensation awarded to or paid to, or earned by, our officers and directors.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jerome Goubeaux, Chief Executive Officer (1)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Ken Roberts, Chief Financial Officer (2)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Mr. Goubeaux resigned from his positions as an executive officer and director of the Company on May 11, 2010
(2)	Mr. Roberts resigned from his positions as an executive officer and director of the Company on May 11, 2010

Outstanding Equity Awards at Fiscal Year End

Currently, there are no outstanding equity awards.

Option Plan

Currently, there are no stock options and no common shares set aside for any stock option plan.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase Common Shares pursuant to the terms of their employment agreements.  But, no such plan has been finalized or adopted.

The following table sets forth each person known by us to be the beneficial owner of five percent or more of our common stock, all directors individually and all of our directors and officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 15, 2010, with respect to the beneficial ownership of the outstanding shares of our common stock by (i) our officers and directors; (ii) each person known by us to beneficially own five percent (5%) or more of our outstanding shares; and (iii) our officers and directors as a group.

Title of Class	Name of Beneficial Owner of Shares	Position	Amount of shares held by Owner	Percent of Class (1)

Common	Boris Rubizhevsky	Chief Executive Officer, President, Director	5,000,000	16.46%

Common	Bluefish Group, Inc. (2)		7,850,000	25.84%

Common	Perf Go-Green Holdings, Inc. (3)		5,700,000	18.76%

Common	Steve Stark		2,500,000	8.23%

Common	James Murray		2,820,000	9.28%

All Executive Officers, Directors as a Group			5,000,000	16.46%

(1)	The percentages listed in the percent of class column are based upon 30,372,006 issued and outstanding shares of Common Stock.
(2)	Mr. Jerry Wolff is the Chief Executive Officer of Bluefish Group, Inc. and maintains sole discretion as to the voting and investment decisions of Bluefish Group, Inc.
(3)	Mr. Michael Caridi is the Chief Operating Officer of Perf Go-Green Holdings, Inc. and maintains sole discretion as to the voting and investment decisions of Perf Go-Green Holdings, Inc.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in−laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of our last fiscal year or in any presently proposed transaction which, in either case, has or will materially affect us, except those listed below.

CENTRACAN INCORPORATED
AND SUBSIDIARIES
FINANCIAL STATEMENTS
TABLE OF CONTENTS

Page

Report of Independent Registered Certified Public Accounting Firm	F-1
Consolidated Balance Sheets at June 30, 2010 (unaudited) and December 31, 2009	F-2
Consolidated Statements of Operations for the Period from Inception (November 13, 2009) to December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	F-3
Consolidated Statements of Shareholders’ Equity for the Period from Inception (November 13, 2009) to December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	F-4
Consolidated Statements of Cash Flows for the Period from Inception (November 13, 2009) to December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)	F-5
Notes to Consolidated Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Centracan Corporation

We have audited the accompanying consolidated balance sheet of Centracan Incorporated and subsidiaries as of December 31, 2009, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from inception (November 13, 2009) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of  the Company as of December 31, 2009, and the results of their operations and their cash flows for the period from inception (November 13, 2009) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had an accumulated deficit and working capital deficiency at December 31, 2009, and a net loss and cash used in operation for the period from inception through December 31, 2009. These conditions raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Moss, Krusick & Associates, LLC

September 15, 2010 Winter Park, Florida

CENTRACAN INCORPORATED
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	June 30, 2010	December 31,
	(unaudited)	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$249,293	$2,415
Accounts receivable	30,385	--
Due from factor	119,394	--
Stockholder advance	3,000	3,000
Inventories	160,613	24,948
Prepaid expenses	19,995	--
Deposits	11,000	--
Advance to Perf Go-Green – related party	--	93,070
Total current assets	593,680	123,433

Licensing agreement – net	105,023	--
Other intangible assets – net	620,091	--
Goodwill	209,000	--
TOTAL ASSETS	$1,527,794	$123,433

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$37,123	$26,548
Accrued salaries and payroll liabilities	38,338	--
Accrued interest payable	12,657	--
Insurance premium finance payable	13,337	--
Notes payable-related parties	50,000	--
Total current liabilities	151,455	26,548
LONG TERM LIABILITIES
Notes payable, net of discount of $138,396 and $0	911,604	--
TOTAL LIABILITIES	1,063,059	26,548

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001, 10,000,000 authorized, none issued	--	--
Common stock, par value $0.001, 100,000,000 authorized, 30,372,006 and 4,940,000 shares issued and outstanding at June 30, 2010 and
December 31, 2009	30,372	4,940
Additional paid-in capital	1,518,231	99,900
Accumulated deficit from inception	(1,124,544)	(7,955)
Stockholders’ equity	424,059	96,885
Non-controlling interests
Contributions	168,665	--
Interest in subsidiary losses	(127,989)	--
Total non-controlling interests	40,676	--
Total stockholders’ equity	464,735	96,885
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,527,794	$123,433

See accompanying notes to the consolidated financial statements.

CENTRACAN INCORPORATED
AND SUBSIDIARIES
Consolidated Statements of Operations

	Six Months	Period From
	Ended	Inception to
	June 30, 2010	December 31, 2009
	(Unaudited)

REVENUES	$509,127	$--
COST OF SALES	340,506	--
GROSS PROFIT	168,621	--

EXPENSES
Advertising and marketing	14,933	200
Auto and truck expenses	1,756	103
Consulting	821, 379	4,840
Insurance	29,000	--
Miscellaneous	36,533	--
Office	27,908	1,980
Professional fees	39,832	--
Rent	1,862	--
Royalties	75,000	--
Salaries and payroll expenses	168,149	--
Travel	47,396	832
Total expenses	1,263,748	7,955
Operating income (loss)	(1,095,127)	(7,955)

Other income (expense)
Amortization expense	(99,886)	--
Interest expense	(49,565)	--
Income (loss) before income taxes	(1,244,578)	(7,955)
Income tax expense	--	--
Net loss	$(1,244,578)	$(7,955)

Net loss attributed to non-controlling interest	(127,989)	--

Net loss attributed to common shareholders	$(1,116,589)	$(7,955)

Net loss per share - basic and diluted	$(0.09)	$(0.002)

Weighted average common shares outstanding - basic and diluted	13,122,317	4,880,806

See accompanying notes to the consolidated financial statements.

CENTRACAN INCORPORATED
AND SUBSIDIARIES
Consolidated Statements of Shareholders’ Equity
(Unaudited)

	Date	Shares Issued	Common Stock Par Value	Additional Paid-In Capital	Accumulated Deficit From Inception	Non-controlling Interests	Total Stockholders' Equity
Beginning Balances, November 13, 2009			$--	$--	$--	$--	$--
Shares issued at inception at par value	October- December	4,840,000	4,840	--	--	--	4,840
Shares issued for cash at $1.00 per share	December	100,000	100	99,900	--	--	100,000
Net loss for period		--	--	--	(7,955)	--	(7,995)
Balances, December 31, 2009		4,940,000	4,940	99,900	(7,955)	--	96,885
Shares issued for cash at $1.00 per share	January	200,000	200	199,800	--	--	200,000
Shares issued for acquisition	January	1,400,000	1,400	698,600	--	--	700,000
Shares issued for cash at $1.00 per share	February	125,000	125	124,875	--	--	125,000
Shares issued for services at 1.00 per share	March	113,000	113	112,887	--	--	113,000
Inception shares issued at par value	March	110,000	110	(110)	--	--	--
Shares issued for acquisition	May	23,484,006	23,484	135,516	--	--	159,000
Issuance of 2,625,000 Class A Warrants	May	--	--	99,369	--	--	99,369
Issuance of 2,625,000 Class B Warrants	May	--	--	47,394	--	-	47,394
Proceeds from non-controlling interests	May	--	--	--	--	168,665	168,665
Net loss for the period					(620,770)	(127,989)	(1,244,578)
Ending Balances June 30, 2010 (unaudited)		30,372,006	$30,372	$1,518,231	$(628,725)	$40,676	$464,735

See accompanying notes to the consolidated financial statements.

CENTRACAN INCORPORATED
AND SUBSIDIARIES

 Consolidated Statements of Cash Flows

	Six Months Ending	Period from
	June 30,	Inception to
	2010 (unaudited)	December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,244,578)	$(7,955)
Adjustments to reconcile to net cash
used by operating activities:
Common stock issued for consulting services	113,000	4,040
Amortization	108,253	--
Changes in operating assets and liabilities:		--
Increase in accounts receivable	(30,385)	--
Increase in due from factor	(119,394)	--
Increase in prepaid expenses	(19,995)	--
Increase in inventory	(40,665)	(24,948)
Increase in deposits	(11,000)	--
Increase in accrued salaries and payroll liabilities	38,338	--
Increase in accrued interest payable	12,657	--
Increase in insurance premium finance payable	13,337	--
Increase in accounts payable	10,575	26,548
Net cash used by operating activities	(1,169,857)	1,555
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of battery business	(220,000)	--
Shareholder advance	--	(3,000)
Repayment (advance) to related party	93,070	(93,070)
Net cash used by investing activities	(126,930)	(46,070)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	903,237	--
Proceeds from issuance of warrants	146,763	--
Proceeds from non-controlling interests	168,665	--
Proceeds from the issuance of common stock	325,000	100,000
Net cash provided by financing activities	1,543,665	100,000
Net increase in cash and cash equivalents	246,878	2,415
Cash and cash equivalents, beginning of period	2,415	--
Cash and cash equivalents, end of period	$249,293	$2,415

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$28,541	$--
Income taxes paid	$-	$--
Noncash transaction - common stock issued for services	$113,000	$4,840
Noncash transaction - common stock issued for acquisition of battery business	$700,000	$--
Noncash transaction - common stock for acquisition	$159,000	$--
Noncash transaction – common stock issued for acquisition of intangible assets	$909,000	$--

See accompanying notes to consolidated financial statements.

CENTRACAN INCORPORATED
AND SUBSIDIARIES
June 30, 2010
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1.	ORGANIZATION

CentraCan Incorporated (the “Company”) was incorporated as Premier Supplements Corp. on March 21, 1997, under the laws of the State of Florida. From March 21, 1997 (inception) through December 31, 1997, Premier Supplements Corp. engaged in the distribution of vitamin and health products.   On November 13, 2007, the Company filed a Form 10-SB with the Securities and Exchange Commission registering its common stock under Section 12 of the Securities Exchange Act of 1934. Shares of the Company’s common stock trade on the NASDAQ OTC Bulletin under the symbol CTCJ.

On May 15, 1998, the Company changed its name to CentraCan Incorporated.  Until May, 2010, the Company had not engaged in any business operations and had no business plan other than to acquire an operating company.  On May 11, 2010, the Company acquired all of the outstanding stock of EcoReady Corporation, a Nevada corporation, from its shareholders in exchange for 28,970,000 shares of the Company.  EcoReady thereafter changed its corporate name to PerfPower Corporation (“PerfPower”) and became a wholly-owned subsidiary of the Company.  The transaction was treated as a reverse merger transaction with PerfPower Corporation, and its financial results are treated as the consolidated financial results of the Company for all periods reported, but with the resulting equity accounts of the Company reflecting the acquisition.  In addition, the Company formed a new subsidiary, EcoReady Lighting, Inc., a Florida corporation, to complete a pending investment agreement to acquire a membership interest in Firebird Ventures, LLC.

The Company itself is now in the process of changing its corporate name to EcoReady Corporation to reflect its new business direction and plan of operations, which has already been approved by a majority of the shareholders as well as the Board of Directors.  The name change will become effective on compliance with all regulatory requirements.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals), which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full year.

In its financial statements as of December 31, 2009 and for the period from inception (November 13, 2009) through December 31, 2009, EcoReady Corporation was determined to be a development stage entity in accordance with FASB Codification 915-205-20.  During the six months ended June 30, 2010, the Company determined that it is no longer a development stage entity.

CENTRACAN INCORPORATED
AND SUBSIDIARIES
June 30, 2010
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include CentraCan Incorporated and its wholly owned subsidiaries, EcoReady Corporation and EcoReady Lighting, Inc.   All intercompany transactions have been eliminated in consolidation.  The consolidated financial statements also include the financial position and results of operations of Firebird Ventures, LLC, an investee of EcoReady Lighting, Inc.  This entity was determined to be a variable interest entity based on the equity contributors having disproportionately low voting rights – in this case, the entity was designed such that the equity investors would have 45% of the voting rights in total. Based on its $650,000 of cash funded, EcoReady Lighting, Inc. was determined to be the primary beneficiary since it funded approximately 80% of the equity for the entity.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period.  Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

U.S. GAAP for fair value measurements establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The fair value hierarchy gives the highest priority to quoted market prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Level 2 inputs are inputs, other than quoted prices included within Level 1, which are observable for the asset or liability, either directly or indirectly.   The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses, loan payable – related party and notes payable – related party approximates their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, except for the transaction in which the Company acquired all of the outstanding stock of PerfPower on May 11, 2010; consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at June 30, 2010 and December 31, 2009, nor are gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the interim period ended June 30, 2010.

CENTRACAN INCORPORATED
AND SUBSIDIARIES
June 30, 2010
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

INVENTORIES

Inventory is stated at the lower of cost or market, cost being determined on a first in first out basis. The Company periodically reviews inventory for obsolescence. No inventory obsolescence reserve was recorded at June 30, 2010.

PROPERTY AND EQUIPMENT

Property and equipment will be recorded at cost. Expenditures for major betterments and additions will be charged to the property accounts, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets will be charged to expense. Depreciation will be computed principally using the straight-line method, based on the estimated useful lives of the assets.

There were no fixed assets at June 30, 2010.

SHARE-BASED COMPENSATION

All stock-based compensation is recognized as an expense in the financial statements and such cost is measured at the fair value of the award.  This method was adopted using the modified prospective method, which requires the Company to recognize compensation expense on a prospective basis.

REVENUE RECOGNITION

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed or determinable, and collectability is reasonably assured.  The Company will recognize interest income as earned.

CENTRACAN INCORPORATED
AND SUBSIDIARIES
June 30, 2010
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

To facilitate collections of its receivables, the Company has entered into an arrangement with a factoring company whereby that company is responsible for collecting of the receivables in exchange for of 1.5% of the greater of the annual receivables factored or $5,000,000.  As of June 30, 2010, the Company had a receivable due from the factor for $119,394 and incurred $27,576 in factoring expense, which is recorded as interest expense in the consolidated statements of operations.

 NET LOSS PER COMMON SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February, 2010, the FASB issued Accounting Standards Update No. 2010-09 (“ASU 2010-09”), “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements,” which amount other things amended ASC 855 to remove the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between ASC 855 and the SEC’s requirements. All of the amendments in this update are effective upon issuance of this update. Management has included the provisions of these amendments in the financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At December 31, 2009, the Company had an accumulated deficit of $7,955 and working capital deficiency of $96,885 and had a consolidated net loss of $1,244,578 and cash used in operations of $1,169,857 for the six months ended June 30, 2010, respectively.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be enough to support the Company. Management has raised in excess of $1,500,000 in capital funds since the acquisition of PerfPower in May, 2010 and intends to raise additional funds by way of a public or private offering as needed for working capital.  PerfPower itself has generated in excess of $500,000 in gross sales revenues for the six months ended June 30, 2010 and expects sales to continue to increase.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern, and that funds currently available from sales revenues and working capital raised to date are sufficient to support operations for the next 12 months.  While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

CENTRACAN INCORPORATED
AND SUBSIDIARIES
June 30, 2010
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3.	GOING CONCERN (continued)

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4.	ACQUISITIONS

On January 12, 2010, PerfPower closed on the acquisition of certain assets and liabilities of the existing alkaline battery business of Perf Go-Green Holdings, Inc. (“PGOG”), an unrelated company, in exchange for 1,400,000 shares of common stock, cash of $220,000, and a licensing agreement to use the PerfPower trademark for three years.  In addition, the Company purchased in excess of $200,000 in battery inventory.  The consideration received as part of PGOG’s contribution was valued at $0.50 per share, or $700,000 based on management’s estimate of fair value, and was allocated as follows:

Inventory	$200,000
Trademark license	125,000
Slotting fees	95,000
Customer contracts and sales in progress	150,000
Vendor contracts and purchases in progress	200,000
Intellectual property	350,000
Accounts payable	(200,000)

Total	$920,000

On May 11, 2010, the Company acquired the outstanding stock of PerfPower Corporation from its shareholders, issuing 28,970,000 shares of common stock as consideration.  Prior to, but as part of the acquisition transaction, the two principal shareholders of the Company, Mr. Farkas and Mr. Frome, agreed to discharge all debts owed to them and to pay or assume all other liabilities of the Company.

At the time of acquisition on May 11, 2010, the pre-acquisition EcoReady Corporation had 6,888,000 shares out standing and the pre-acquisition CentraCan had 1,402,006 shares outstanding.  Issuance of the 28,970,000 shares to former EcoReady shareholders gave them 95.4% of the consolidated entity with the remaining 4.6% to the pre-acquisition CentraCan shareholders.  Accordingly, the transaction was treated for accounting purposes as an acquisition by EcoReady of CentraCan.  The purchase consideration was determined to be $159,000, based on 4.6% of the 6,888,000 shares of the EcoReady shares then outstanding times the estimated fair value of $0.50 per share.  The purchase price was allocated the fair value of assets acquired and liabilities assumed as follows:

Goodwill	$209,000
Notes payable	(50,000)

Consideration paid	$159,000

These notes are non-interest bearing and were due at June 20, 2010.

CENTRACAN INCORPORATED
AND SUBSIDIARIES
June 30, 2010
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5.	LICENSES AND INTANGIBLES

The following table summarizes the intangibles and license agreements acquired from PGOG, net as of June 30, 2010:

June 30, 2010
Customer contracts	150,000
Intellectual property	350,000
Vendor contracts and purchases	200,000
700,000	700,000
Less accumulated amortization	(79,909)
Intangibles, net	$620,091
License agreement	$125,000
Less accumulated amortization	(19,977)
License, net	$105,023

NOTE 6.	NOTES PAYABLE – RELATED PARTIES

On May 11, 2010, CentraCan issued promissory notes for $25,000 each to Michael Farkas and Robert Frome as part of the acquisition of the stock of PerfPower Corporation by the Company.    These notes are non-interest bearing and were due on or before June 20, 2010. Both promissory notes were paid in full in July, 2010.

NOTE 7.	CONVERTIBLE NOTES PAYABLE

In May, 2010, the Company issued convertible secured promissory notes in the amount of $1,050,000 to three unrelated investors, and granted 5.25 million warrants to the three entities as part of the issuance of convertible debt.  For each $100 of convertible debt issued, the lender received a promissory note for $100 convertible into 333 shares of common stock, exerciseable for two years from the date of debt issuance, along with 250 Class A warrants exerciseable for four years at an exercise price of $0.60 per share and 250 Class B warrants exerciseable for four years at an exercise price of $1.00 per share. Total proceeds received were $1,050,000, with the debt convertible into 3.5 million common shares and  2,625,000 Class A and 2,625,000 Class B warrants were issued.  The debt proceeds were allocated between the debt and warrants based on their relative fair values, with $146,763 recorded as additional paid in capital and debt discount, which will be amortized to interest expense over the life of the debt on a straight-line basis, which approximates the effective interest method.  The fair value of the warrants was estimated using the Black-Scholes Option Pricing Model with the estimated fair value of the shares at the grant date of $0.30 per share, volatility of 48%, and a discount rate of 0.9%.  For the six months ended June 30, 2010, the Company recorded $8,367 of amortization of the debt discount as interest expense.

As of June 30, 2010, none of the debt had been converted into common stock. The following table reflects the warrant activity for the six months ended June 30, 2010:

CENTRACAN INCORPORATED
AND SUBSIDIARIES
June 30, 2010
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7.	CONVERTIBLE NOTES PAYABLE (continued)

	Number of Warrants	Weighted Average Exercise Price Per Share
Outstanding at December 31, 2009	0	$0
Granted	5,250,000	0.80
Cancelled/forfeited	-	-
Expired	-	-
Exercised	-	-
Outstanding at June 30, 2010	5,250,000	$0.80
As of June 30, 2010, convertible notes payable consists of the following:
Outstanding at December 31, 2009		$-
Convertible debentures		1,050,000
Debt discount	$(146,763)
Discount amortized to interest expense	8,367
		(138,396)
Outstanding at June 30, 2010		$911,604

NOTE 8.	EQUITY TRANSACTIONS

During the six months ended June 30, 2010, the Company issued a total of 30,119,535 common shares in private transactions exempt from registration.  A total of 28,970,000 shares were issued in the share exchange transaction for the acquisition of PerfPower Corporation.  As a result of the transaction, the equity of the corporation at June 30, 2010 is determined as follows:

		Common
	Number	Stock	Additional paid-in capital
Shares shown as issued at 5/11/2010	6,888,000	$6,888	$1,235,952
CentraCan shares at 5/11/2010	1,402,006	1,402	(1,402)
Exchange of EcoReady shares	(6,888,000)	(6,888)	6,888
Issue of CentraCan shares for EcoReady	28,970,000	28,970	130,030
Issue of warrants	--	--	146,763

Totals at June 30, 2010	30,372,006	$30,372	$1,518,231

NOTE 9.	NON-CONTROLLING INTERESTS

During the six months ended June 30, 2010, other investors contributed cash of $168,665 to the Firebird Ventures, LLC joint venture.  At June 30, 2010, Firebird Ventures, LLC had $197,431 of cash and equity.  Under the hypothetical liquidation at book value method of allocating income and losses as designated in the joint venture agreement, the losses of 621,234, which are recorded as consulting expense in the consolidated statements of operations, are to be allocated proportionally to the entities contributing cash.  Accordingly, the non-controlling interests were allocated $127,989 of the losses.

CENTRACAN INCORPORATED
AND SUBSIDIARIES
June 30, 2010
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10.	RELATED PARTY TRANSACTIONS

Boris Rubizhevsky, who now serves as Chairman, sole director and President of the Company, also served, and continues to serve, as sole director and President of PerfPower Corporation, now a wholly-owned subsidiary of the Company.  Prior to the May 11, 2010 acquisition of all of the outstanding stock of PerfPower Corporation by the Company, Mr. Rubizhevsky was paid an annual salary of $180,000 by PerfPower Corporation for his services.  On June 30, 2010, Mr. Rubizhevsky’s compensation was changed effective July 1 so that he is now receiving $180,000 annually from the Company, and an additional $60,000 annually for his continued services as President and CEO of PerfPower Corporation.  Mr. Rubizhevsky also holds 5,000,000 shares of common stock of the Company, representing 15.4 percent of the outstanding shares.

On June 1, 2010, the Company entered into a consulting agreement with Michael Caridi under which Mr. Caridi agreed to provide consulting and advisory services relating to marketing, products, promotions, sales and related activities in return for a monthly consulting fee of $10,000.  Mr. Caridi is also Chief Operating Officer of Perf Go-Green Holdings, Inc. (PGOG) a publicly-traded corporation from which PerfPower Corporation acquired the alkaline battery business, trademarks, inventory, customers and related items in January 2010 for stock in PerfPower Corporation (now represented by 5,700,000 shares or 17.5 percent of the Company as a result of the May 11, 2010 transaction), assumption of certain obligations of PerfPower, and the payment of royalties equal to $125,000 as an initial royalty, and continuing royalties of 3 percent of gross sales of PerfPower products, net of returns and allowances, with a minimum monthly royalty of $15,000.

NOTE 11.	SUBSEQUENT EVENTS

Subsequent to June 30, 2010, the Company completed the private offering of $1,600,000 in convertible debentures, the first $1,050,000 of which was sold during the six months ended June 30, 2010. All of the debentures are convertible into common stock of the Company at a fixed conversion price of $0.30 per share, bear interest at 10% per year, payable quarterly in arrears, and have terms of two years.  In addition, each investor received Class A and Class B warrants to acquire additional shares of common stock.  Each warrant has a four year term from the date of issue, and has a cashless exercise feature if the fair market value of the common stock is greater than the warrant purchase price.  The warrant exercise price for the Class A Warrants is $0.60 per share and for the Class B Warrants is $1.00 per share.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES.

Our directors and officers are indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

CENTRACAN INC.

22,589,533 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is                               , 2010

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$883.54
Transfer Agent Fees	$500.00	*
Accounting fees and expenses	$10,000.00	*
Legal fees and expense	$20,000.00	*
Blue Sky fees and expenses	$1,200.00	*
Total	$32,583.54	*

*Estimated. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers.

The Florida Statutes provide that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers and directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director’s or officer’s liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Articles of Incorporation due not provide that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Florida Statures.

Our bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by the Florida Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to the Company’s best interest, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our bylaws also provide that, to the fullest extent permitted by the Florida Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the board of directors for their payment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Recent Sales of Unregistered Securities.

Pursuant to the Exchange Agreement, on May 11, 2010, we issued 28,970,000 shares of Common Stock to the EcoReady Shareholders in exchange for 100% of the outstanding shares of EcoReady.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Immediately after the Share Exchange, we entered into the Subscription Agreement with the Subscribers for the issuance and sale of (i) up to $1,600,000 of principal amount secured promissory notes of the Company, convertible into shares of the Common Stock at a per share conversion price as set forth in the Notes; and (ii) Class A and Class B Warrants to purchase shares of the Company’s Common Stock.

The issuance of the Notes, the Class A Warrants and the Class B Warrants were exempt from registration pursuant to Section 4(2) of Securities Act, and Regulation D promulgated under the Securities Act.

Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1
Share Exchange Agreement dated February 12, 2009 by and among Centracan Inc., EcoReady Corporation and the shareholders of EcoReady Corporation (as filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on May 18, 2010).

3.1	Articles of Incorporation (as filed as Exhibit 3.1 to the Form 10-12G/A filed with the SEC on February 13, 2008)
3.2	Amendment No. 1 to Articles of Incorporation (as filed as Exhibit 3.2 to the Form 10-12G/A filed with the SEC on February 13, 2008)
3.3	Amendment No. 2 to Articles of Incorporation (as filed as Exhibit 3.3 to the Form 10-12G/A filed with the SEC on February 13, 2008)
3.4	By-Laws (as filed as Exhibit 3.4 to the Form 10-12G/A filed with the SEC on February 13, 2008)
5.1	Legal Opinion of Anslow & Jaclin, LLP
23.1	Consent of Independent Registered Certified Public Accounting Firm
23.2	Legal Opinion (filed as Exhibit 5.1)

Undertakings.

(A)	The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

I.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

II.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

III.
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)
The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230.  424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Centracan Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 15th day of September, 2010.

CENTRACAN INC.
By:	/s/ Boris Rubizhevsky
Boris Rubizhevsky Chief Executive Officer

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